                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration No. 33-97740


                              THERATX, INCORPORATED

                             -----------------------
                    SUPPLEMENT NO. 25 DATED FEBRUARY 24, 1997
                        TO PROSPECTUS DATED APRIL 5, 1996
                                       AND
                        SUPPLEMENTS NO. 01 THROUGH NO. 24
                              DATED APRIL 12, 1996
                                     THROUGH
                                JANUARY 10, 1997

                  This Supplement is part of and should be read in conjunction with the Prospectus of TheraTx, Incorporated, a Delaware corporation, dated April 5, 1996, and the Supplements thereto dated April 12, 1996 through February 20, 1997 (the "Prospectus"). Capitalized terms used but not defined in this Supplement have the meanings given to them in the Prospectus. The information presented herein either supersedes and/or adds to similar information included in the Prospectus.

                  The information contained under the caption "Selling Noteholders" appearing on page 15 of the Prospectus is hereby supplemented to include the principal amount of Notes beneficially owned by the Selling Noteholder[s] named below (the "Beneficial Noteholder[s]") and, assuming conversion of the Notes, the number of shares which will be beneficially owned by the Beneficial Noteholder[s].


                                                        PRINCIPAL                   NUMBER OF
                                         PRINCIPAL      AMOUNT OF      PERCENT OF    SHARES       NUMBER OF       PERCENT OF
                                         AMOUNT OF     NOTES BEING     OUTSTANDING  ISSUABLE     SHARES BEING    OUTSTANDING
                NAME                  OF NOTES OWNED     OFFERED         NOTES     CONVERSION(1)   OFFERED        SHARES(2)
------------------------------------- --------------   -----------     ----------- ------------- ------------    -----------
Forum Capital Markets                 $    800,000    $   800,000           *  %      33,333        33,333           *  %
 .....................................
Robertson, Stephens & Co.                1,500,000      1,500,000          1.5        62,500        62,500           *
 .....................................
Donaldson, Lufkin & Jenrette             3,621,000      3,621,000          3.6       150,875       150,875           *
 .....................................
Robertson, Stephens & Co.                1,000,000      1,000,000          1.0        41,666        41,666           *
 .....................................
Robertson, Stephens & Co.                  500,000        500,000           *         20,833        20,833           *
 .....................................
McMahan Securities Co., L.P.               725,000        725,000           *         30,208        30,208           *
 .....................................
McMahan Securities Co., L.P.               665,000        665,000           *         27,708        27,708           *
 .....................................
Robertson, Stephens & Co.                  250,000        250,000           *         10,416        10,416           *
 .....................................
Robertson, Stephens & Co.                  750,000        750,000           *         31,250        31,250           *
 .....................................
Eaton Vance                                500,000        500,000           *         20,833        20,833           *
 .....................................
Donaldson, Lufkin & Jenrette               514,000        514,000           *         21,416        21,416           *
 .....................................
NBD Bank                                   430,000        430,000           *         17,916        17,916           *
 .....................................
Boston Safe                                970,000        970,000           *         40,416        40,416           *
 .....................................
Sanwa Bank                                 850,000        850,000           *         35,416        35,416           *
 .....................................
Salomon Brothers                           250,000        250,000           *         10,416        10,416           *
 .....................................
Northern Trust                             275,000        275,000           *         11,458        11,458           *
 .....................................
Forum Capital Markets                    1,500,000      1,500,000          1.5        62,500        62,500           *
 .....................................
Robertson, Stephens & Co.                2,000,000      2,000,000          2.0        83,333        83,333           *
 .....................................
Liberty View Plus Fund                     250,000        250,000           *         10,416        10,416           *
 .....................................
Paresco, Inc.                              600,000        600,000           *         25,000        25,000           *
 .....................................
Eaton Vance                              1,000,000      1,000,000          1.0        41,666        41,666           *
 .....................................
Fidelity Convertible Securities Fund     3,000,000      3,000,000          3.0       125,000       125,000           *
 .....................................


                                                          PRINCIPAL                    NUMBER OF
                                          PRINCIPAL       AMOUNT OF      PERCENT OF     SHARES        NUMBER OF     PERCENT OF
                                          AMOUNT OF      NOTES BEING    OUTSTANDING    ISSUABLE     SHARES BEING  OUTSTANDING
                NAME                   OF NOTES OWNED      OFFERED         NOTES     CONVERSION(1)     OFFERED      SHARES(2)
-------------------------------------  --------------   ------------    -----------  -------------  ------------- ------------
Fidelity Management Trust Co.            2,000,000       2,000,000          2.0         83,333          83,333         *
 .....................................
Fidelity Management Trust Co.            1,500,000       1,500,000          1.5         62,500          62,500         *
 .....................................
Alleanza Assicurazioni                     500,000         500,000           *          20,833          20,833         *
 .....................................
Fidelity Management Trust Co.            1,000,000       1,000,000          1.0         41,666          41,666         *
 .....................................
Fidelity Management Trust Co.            1,000,000       1,000,000          1.0         41,666          41,666         *
 .....................................
Eaton Vance                              1,000,000       1,000,000          1.0         41,666          41,666         *
 .....................................
Eaton Vance                              1,000,000       1,000,000          1.0         41,666          41,666         *
 .....................................
Eaton Vance                              1,500,000       1,500,000          1.5         62,500          62,500         *
 .....................................
Robertson, Stephens & Co.                9,235,000       9,235,000          9.2        384,791         384,791        1.9
 .....................................
CNA Insurance Co.                          500,000         500,000          *           20,833          20,833         *
 .....................................
Fidelity Management Trust Co.              150,000         150,000          *            6,250           6,250         *
 .....................................
Fidelity Management Trust Co.            1,100,000       1,100,000          1.1         45,833          45,833         *
 .....................................
Fidelity Management Trust Co.              250,000         250,000          *           10,416          10,416         *
 .....................................
Fidelity Investments                     1,000,000       1,000,000          1.0         41,666          41,666         *
 .....................................
Fidelity Management Trust Co.              320,000         320,000          *           13,333          13,333         *
 .....................................
Fidelity Investments                       600,000         600,000          *           25,000          25,000         *
 .....................................
Fidelity Investments                       840,000         840,000          *           35,000          35,000         *
 .....................................
Fidelity Investments                     1,900,000       1,900,000          1.9         79,166          79,166         *
 .....................................
Fidelity Investments                     1,680,000       1,680,000         1.68         70,000          70,000         *
 .....................................
Robertson, Stephens & Co.                3,900,000       3,900,000          3.9        162,500         162,500         *
 .....................................
First Albany Corporation                   500,000         500,000          *           20,833          20,833         *
 .....................................
Fidelity Management Trust Co.              320,000         320,000          *           13,333          13,333         *
 .....................................
Fidelity Management Trust Co.              160,000         160,000          *            6,666           6,666         *
 .....................................
Fidelity Investments                     1,680,000       1,680,000        1.68          70,000          70,000         *
 .....................................
Fidelity Management Trust Co.              200,000         200,000          *            8,333           8,333         *
 .....................................
Salomon Brothers                           200,000         200,000          *            8,333           8,333         *
 .....................................
Fidelity Investments                     1,800,000       1,800,000        1.80          75,000          75,000         *
 .....................................
Salomon Brothers                         2,800,000       2,800,000         2.8         116,666         116,666         *
 .....................................
Fidelity Management Trust Co.              220,000         220,000          *            9,166           9,166         *
 .....................................
Fidelity Management Trust Co.              780,000         780,000          *           32,500          32,500         *
 .....................................
Fidelity Investments                       780,000         780,000          *           32,500          32,500         *
 .....................................
Fidelity Investments                     3,380,000       3,380,000        3.38         140,833         140,833         *
 .....................................
Fidelity Management Trust Co.              920,000         920,000          *           38,333          38,333         *
 .....................................
Robertson, Stephens & Co.                3,680,000       3,680,000        3.68         153,333         153,333         *
 .....................................
Robertson, Stephens & Co.                4,540,000       4,540,000        4.54         189,166         189,166         *
 .....................................

*    Less than 1%
(1)  Assumes initial conversion price of $24 per share.
(2) Based on shares of record outstanding at September 30, 1996. Outstanding shares do not include any Shares which may be issued upon conversion of the Notes.